Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-202748, 333-112899, 333-193582 and 333-188848) and on Form S-8 (No. 333-183648) of XPO Logistics, Inc. of our report dated May 22, 2015, with respect to the audited consolidated financial statements of Norbert Dentressangle S.A. and subsidiaries as of December 31, 2014, 2013 and 2012 and for each of the three years in the period ended December 31, 2014 which are included as an exhibit in this Amendment No. 1 to the Current Report on Form 8-K/A of XPO Logistics, Inc. dated June 1, 2015.

/s/ Ernst & Young et Autres

Daniel Mary-Dauphin

Lyon, France

June 1, 2015

/s/ Grant Thornton

Robert Dambo

Lyon, France

June 1, 2015

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